Exhibit 99.1

DFIN Reports First-Quarter 2024 Results

CHICAGO – May 1, 2024 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company” or “DFIN”) today reported financial results for the first quarter of 2024.

	First-quarter 2024	First-quarter 2023	$ Change	% Change
Net Sales	$203.4 million	$198.6 million	$4.8 million	2.4%
Net Earnings	$33.3 million	$15.8 million	$17.5 million	110.8%
Adjusted EBITDA(a)	$55.2 million	$42.4 million	$12.8 million	30.2%
Operating Cash Flow (b)	($27.9 million)	($51.5 million)	$23.6 million	45.8%
Free Cash Flow (a)	($40.2 million)	($62.1 million)	$21.9 million	35.3%

Highlights for the first quarter of 2024:

•
Total net sales of $203.4 million, an increase of 2.4%, or 2.8% on an organic basis(a), from the first quarter of 2023, driven by growth in software solutions and tech-enabled services, partially offset by lower print and distribution net sales.
•
Record quarterly software solutions net sales of $80.3 million, an increase of 14.6%, or 16.0% on an organic basis(a), from the first quarter of 2023; Software solutions net sales accounted for 39.5% of total net sales, up from 35.3% in the first quarter of 2023.
•
Net earnings of $33.3 million, or $1.09 per diluted share, as compared to $15.8 million, or $0.52 per diluted share, in the first quarter of 2023.
•
Adjusted EBITDA of $55.2 million, up $12.8 million, or 30.2%, from the first quarter of 2023; Adjusted EBITDA margin(a) of 27.1%, up approximately 580 basis points from the first quarter of 2023.
•
Operating Cash Flow improvement of $23.6 million and Free Cash Flow improvement of $21.9 million from the first quarter of 2023.
•
Gross leverage(a) of 0.9x and net leverage(a) of 0.7x as of March 31, 2024.
•
During the first quarter, the Company repurchased 139,893 shares for approximately $8.8 million at an average price of $62.61 per share. As of March 31, 2024, the remaining share repurchase authorization was $141.2 million.

(a) Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, organic net sales, gross leverage and net leverage are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(b) Defined as net cash used in operating activities

“We are pleased with the continued momentum in our performance during the first quarter, including consolidated net sales growth and an improved sales mix, an increase in Adjusted EBITDA, and Adjusted EBITDA margin expansion compared to the first quarter of 2023. Software solutions net sales increased 16.0% on an organic basis versus the first quarter of 2023, driven by the performance of Venue, our virtual dataroom product, which grew approximately 43%. The growth in software solutions net sales, combined with lower print and distribution net sales, resulted in software solutions accounting for 39.5% of total first-quarter net sales, up approximately 420 basis points from last year’s first quarter sales mix. In addition, capital markets transactional revenue increased approximately $7 million, or 17%, compared to last year’s first quarter, a result of improving market activity, though still softer than historical averages,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “Adjusted EBITDA increased by $12.8 million, or 30.2%, and Adjusted EBITDA margin expanded to 27.1%, approximately 580 basis points higher than last year’s first quarter, reflecting not only the growth in our high-margin Venue and capital market transactional offerings, but also the benefits from the improved mix of sales and permanent changes we have made to our cost structure. Additionally, our strong Adjusted EBITDA, combined with improved working capital, helped to deliver year-over-year improvements in both operating cash flow and free cash flow. Our first-quarter performance highlights the continued progress we are making in our transformation.”

“Moving forward, our focus remains on investing to drive toward a more recurring sales mix, aggressively managing our cost structure, and allocating capital in a disciplined manner – all aimed toward delivering sustainable, long-term value for our clients, employees, and shareholders,” Leib concluded.

Net Sales

Net sales in the first quarter of 2024 were $203.4 million, an increase of $4.8 million, or 2.4% (an increase of 2.8% on an organic basis), from the first quarter of 2023. Net sales increased primarily due to growth in software solutions net sales in Venue and Arc Suite and higher capital markets transactional volumes, partially offset by lower print and distribution volume within the capital markets and investment companies compliance offerings and the impact of the eBrevia disposition.

Net Earnings

For the first quarter of 2024, net earnings were $33.3 million, or $1.09 per diluted share, as compared to $15.8 million, or $0.52 per diluted share, in the first quarter of 2023. Net earnings in the first quarter of 2024 included after-tax benefits of $5.5 million, or $0.18 per diluted share, primarily related to a gain on the sale of land, partially offset by restructuring, impairment and other charges, net. Net earnings in the first quarter of 2023 included after-tax charges of $3.2 million, or $0.10 per diluted share, primarily related to restructuring, impairment and other charges, net, partially offset by a net realized gain on the sale of an investment in an equity security.

Adjusted EBITDA and Non-GAAP Net Earnings

For the first quarter of 2024, Adjusted EBITDA was $55.2 million, an increase of $12.8 million as compared to the first quarter of 2023. Adjusted EBITDA margin was 27.1%, an increase of approximately 580 basis points as compared to the first quarter of 2023. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to higher sales volumes, a favorable sales mix, and cost control initiatives, partially offset by higher selling expenses as result of increased sales volumes and higher incentive compensation expense.

For the first quarter of 2024, non-GAAP net earnings were $27.8 million, or $0.91 per diluted share, as compared to $19.0 million, or $0.62 per diluted share, in the first quarter of 2023.

Reconciliations of net sales to organic net sales, net earnings to Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP net earnings are presented in the tables.

Company Results and Conference Call

DFIN’s earnings press release for the first quarter of 2024, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on May 1, 2024, is available on the Company’s investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company’s investor relations website.

DFIN will hold a conference call and webcast on May 1, 2024, at 9:00 a.m. Eastern time to discuss financial results for the first quarter of 2024, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release and related financial tables.

About DFIN

DFIN is a leading global provider of innovative software and technology-enabled financial regulatory and compliance solutions. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on X (formerly Twitter) @DFINSolutions or on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP selling, general and administrative expenses (“SG&A”), adjusted non- GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non- GAAP effective tax rate, adjusted non-GAAP net earnings, adjusted non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP SG&A, adjusted non-GAAP income from operations, adjusted non- GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, adjusted non-GAAP net earnings and adjusted non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s non-income tax, net, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges, net and gain or loss on certain investments, business sales and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates and the impact of dispositions.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under “Special Note Regarding Forward-Looking Statements” and in Part I, Item 1A. Risk Factors of DFIN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$43.7	$23.1
Receivables, less allowances for expected losses of $20.7 in 2024 (2023 - $18.9)	194.2	151.8
Prepaid expenses and other current assets	30.2	31.0
Assets held for sale	—	2.6
Total current assets	268.1	208.5
Property, plant and equipment, net	12.7	13.5
Operating lease right-of-use assets	14.3	16.4
Software, net	90.5	87.6
Goodwill	405.7	405.8
Deferred income taxes, net	47.0	45.8
Other noncurrent assets	29.5	29.3
Total assets	$867.8	$806.9

Liabilities
Accounts payable	$44.0	$33.9
Operating lease liabilities	13.0	14.0
Accrued liabilities	122.9	153.7
Total current liabilities	179.9	201.6
Long-term debt	204.5	124.5
Deferred compensation liabilities	13.4	13.1
Pension and other postretirement benefits plans liabilities	33.4	34.4
Noncurrent operating lease liabilities	9.4	12.1
Other noncurrent liabilities	18.3	19.0
Total liabilities	458.9	404.7

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 38.8 shares and 29.4 shares in 2024 (2023 - 38.0 shares and 29.1 shares)	0.4	0.4
Treasury stock, at cost: 9.4 shares in 2024 (2023 - 8.9 shares)	(293.4)	(262.1)
Additional paid-in capital	310.7	305.7
Retained earnings	469.4	436.1
Accumulated other comprehensive loss	(78.2)	(77.9)
Total equity	408.9	402.2
Total liabilities and equity	$867.8	$806.9

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Net sales
Tech-enabled services	$82.9	$78.4
Software solutions	80.3	70.1
Print and distribution	40.2	50.1
Total net sales	203.4	198.6
Cost of sales (a)
Tech-enabled services	30.6	33.3
Software solutions	27.3	28.4
Print and distribution	22.2	28.6
Total cost of sales	80.1	90.3
Selling, general and administrative expenses (a)	72.8	70.5
Depreciation and amortization	13.9	12.4
Restructuring, impairment and other charges, net	1.8	10.9
Other operating income, net	(9.8)	(0.3)
Income from operations	44.6	14.8
Interest expense, net	3.6	3.5
Investment and other income, net	(0.4)	(6.9)
Earnings before income taxes	41.4	18.2
Income tax expense	8.1	2.4
Net earnings	$33.3	$15.8

Net earnings per share:
Basic	$1.14	$0.54
Diluted	$1.09	$0.52
Weighted average number of common shares outstanding:
Basic	29.3	29.2
Diluted	30.5	30.5

__________

(a)
Exclusive of depreciation and amortization

	Three Months Ended March 31,
Components of depreciation and amortization:	2024	2023
Cost of sales	$13.3	$11.5
Selling, general and administrative expenses	0.6	0.9
Total depreciation and amortization	$13.9	$12.4

Additional information:
Gross profit (b)	$110.0	$96.8
Exclude: Depreciation and amortization	13.3	11.5
Non-GAAP gross profit	$123.3	$108.3
Gross margin (b)	54.1%	48.7%
Non-GAAP gross margin	60.6%	54.5%

SG&A as a % of total net sales (a)	35.8%	35.5%
Operating margin	21.9%	7.5%
Effective tax rate	19.6%	13.2%

__________

(b)
Inclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2024 and 2023

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31, 2024
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$110.0	$72.8	$44.6	21.9%	$33.3	$1.09
Exclude: Depreciation and amortization	13.3
Non-GAAP measures	123.3
Non-GAAP % of total net sales	60.6%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	1.8	0.9%	1.3	0.04
Share-based compensation expense	—	(5.1)	5.1	2.5%	0.6	0.02
Gain on sale of long-lived assets	—	—	(9.8)	(4.8%)	(7.0)	(0.23)
Non-income tax, net	—	0.4	(0.4)	(0.2%)	(0.3)	(0.01)
Gain on investments in equity securities (c)	—	—	—	—	(0.1)	—
Total Non-GAAP adjustments (b)	—	(4.7)	(3.3)	(1.6%)	(5.5)	(0.18)
Adjusted Non-GAAP measures (b)	$123.3	$68.1	$41.3	20.3%	$27.8	$0.91
Adjusted Non-GAAP % of total net sales	60.6%	33.5%

	For the Three Months Ended March 31, 2023
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$96.8	$70.5	$14.8	7.5%	$15.8	$0.52
Exclude: Depreciation and amortization	11.5
Non-GAAP measures	108.3
Non-GAAP % of total net sales	54.5%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	10.9	5.5%	7.8	0.26
Share-based compensation expense	—	(4.3)	4.3	2.2%	0.2	0.01
Accelerated rent expense	0.4	(0.1)	0.5	0.3%	0.3	0.01
Gain on sale of long-lived assets	—	—	(0.3)	(0.2%)	(0.2)	(0.01)
Non-income tax, net	—	0.2	(0.2)	(0.1%)	(0.1)	—
Gain on investment in an equity security (c)	—	—	—	—	(4.8)	(0.16)
Total Non-GAAP adjustments (b)	0.4	(4.2)	15.2	7.7%	3.2	0.10
Adjusted Non-GAAP measures (b)	$108.7	$66.3	$30.0	15.1%	$19.0	$0.62
Adjusted Non-GAAP % of total net sales	54.7%	33.4%

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.
(c)
Gain on investments in equity securities is included in investment and other income, net on the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended March 31, 2024 and 2023

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended March 31, 2024
Net sales	$53.0	$91.1	$27.3	$32.0	$—	$203.4
Income (loss) from operations	9.5	38.6	3.8	7.1	(14.4)	44.6
Operating margin %	17.9%	42.4%	13.9%	22.2%	nm	21.9%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	—	0.6	0.1	—	1.1	1.8
Share-based compensation expense	—	—	—	—	5.1	5.1
Gain on sale of long-lived assets	—	(9.8)	—	—	—	(9.8)
Non-income tax, net	(0.2)	(0.1)	(0.1)	—	—	(0.4)
Total Non-GAAP adjustments	(0.2)	(9.3)	—	—	6.2	(3.3)

Non-GAAP income (loss) from operations	$9.3	$29.3	$3.8	$7.1	$(8.2)	$41.3
Non-GAAP operating margin %	17.5%	32.2%	13.9%	22.2%	nm	20.3%

Depreciation and amortization	6.5	2.1	4.2	1.1	—	13.9
Adjusted EBITDA	$15.8	$31.4	$8.0	$8.2	$(8.2)	$55.2
Adjusted EBITDA margin %	29.8%	34.5%	29.3%	25.6%	nm	27.1%

Capital expenditures	$3.7	$1.9	$5.1	$1.1	$0.5	$12.3

For the Three Months Ended March 31, 2023
Net sales	$43.7	$94.1	$26.4	$34.4	$—	$198.6
(Loss) income from operations	(0.6)	16.6	5.0	8.1	(14.3)	14.8
Operating margin %	(1.4%)	17.6%	18.9%	23.5%	nm	7.5%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	2.0	8.3	(0.1)	0.2	0.5	10.9
Share-based compensation expense	—	—	—	—	4.3	4.3
Accelerated rent expense	—	0.5	—	—	—	0.5
Gain on sale of long-lived assets	—	(0.3)	—	—	—	(0.3)
Non-income tax, net	(0.2)	—	—	—	—	(0.2)
Total Non-GAAP adjustments	1.8	8.5	(0.1)	0.2	4.8	15.2

Non-GAAP income (loss) from operations	$1.2	$25.1	$4.9	$8.3	$(9.5)	$30.0
Non-GAAP operating margin %	2.7%	26.7%	18.6%	24.1%	nm	15.1%

Depreciation and amortization	6.2	1.8	3.3	1.1	—	12.4
Adjusted EBITDA	$7.4	$26.9	$8.2	$9.4	$(9.5)	$42.4
Adjusted EBITDA margin %	16.9%	28.6%	31.1%	27.3%	nm	21.3%

Capital expenditures	$5.5	$1.1	$3.5	$0.3	$0.2	$10.6

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Three Months Ended March 31,
	2024	2023
Operating Activities
Net earnings	$33.3	$15.8
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	13.9	12.4
Provision for expected losses on accounts receivable	4.5	3.6
Share-based compensation expense	5.1	4.3
Deferred income taxes	(1.4)	(2.9)
Net pension plan income	(0.3)	(0.2)
Gain on sale of long-lived assets	(9.8)	(0.3)
Gain on investments in equity securities	(0.1)	(6.7)
Amortization of operating lease right-of-use assets	2.3	3.7
Other	0.3	0.2
Changes in operating assets and liabilities:
Receivables, net	(47.2)	(39.7)
Prepaid expenses and other current assets	(6.4)	(7.2)
Accounts payable	6.4	0.6
Income taxes payable and receivable	7.5	2.2
Accrued liabilities and other	(31.9)	(32.8)
Operating lease liabilities	(3.7)	(4.1)
Pension and other postretirement benefits plans contributions	(0.4)	(0.4)
Net cash used in operating activities	(27.9)	(51.5)
Investing Activities
Capital expenditures	(12.3)	(10.6)
Proceeds from sale of long-lived assets	12.4	—
Proceeds from sales of investments in equity securities	0.1	8.9
Net cash provided by (used in) investing activities	0.2	(1.7)
Financing Activities
Revolving facility borrowings	138.5	99.0
Payments on revolving facility borrowings	(58.5)	(33.5)
Treasury share repurchases	(30.8)	(18.4)
Cash received for common stock issuances	—	1.2
Finance lease payments	(0.6)	(0.6)
Net cash provided by financing activities	48.6	47.7
Effect of exchange rate on cash and cash equivalents	(0.3)	0.1
Net increase (decrease) in cash and cash equivalents	20.6	(5.4)
Cash and cash equivalents at beginning of year	23.1	34.2
Cash and cash equivalents at end of period	$43.7	$28.8
Supplemental cash flow information:
Income taxes paid (net of refunds)	$1.9	$2.7
Interest paid	$2.8	$4.1
Non-cash investing activities:
Non-cash consideration from sale of investment in an equity security	$—	$2.9
Capitalized software included in accounts payable	$3.8	$3.7

Additional Information:
	For the Three Months Ended March 31,
	2024	2023
Net cash used in operating activities	$(27.9)	$(51.5)
Less: capital expenditures	12.3	10.6
Free Cash Flow	$(40.2)	$(62.1)

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales - By Segment and By Services and Products

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended March 31, 2024	$53.0	$91.1	$27.3	$32.0	$203.4

For the Three Months Ended March 31, 2023	$43.7	$94.1	$26.4	$34.4	$198.6

Net sales change	21.3%	(3.2%)	3.4%	(7.0%)	2.4%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.2%	0.1%	0.4%	—	0.2%

Year-over-year impact of the eBrevia disposition	(2.7%)	—	—	—	(0.6%)

Net organic sales change	23.8%	(3.3%)	3.0%	(7.0%)	2.8%

	Tech-enabled Services	Software Solutions	Print and Distribution	Consolidated
Reported Net Sales:
For the Three Months Ended March 31, 2024	$82.9	$80.3	$40.2	$203.4

For the Three Months Ended March 31, 2023	$78.4	$70.1	$50.1	$198.6

Net sales change	5.7%	14.6%	(19.8%)	2.4%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.1%	0.3%	—	0.2%

Year-over-year impact of the eBrevia disposition	—	(1.7%)	—	(0.6%)

Net organic sales change	5.6%	16.0%	(19.8%)	2.8%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net earnings	$99.7	$33.3	$10.6	$18.1	$37.7
Adjustments
Restructuring, impairment and other charges, net	0.7	1.8	1.4	(0.3)	(2.2)
Share-based compensation expense	23.3	5.1	5.4	6.1	6.7
Loss on sale of a business	6.1	—	6.1	—	—
Accelerated rent expense	3.2	—	3.1	—	0.1
Disposition-related expenses	0.3	—	0.3	—	—
Gain on sale of long-lived assets	(10.3)	(9.8)	(0.2)	(0.2)	(0.1)
Non-income tax, net	(1.1)	(0.4)	(0.1)	(0.4)	(0.2)
Gain on investments in equity securities	(0.4)	(0.1)	(0.1)	—	(0.2)
Depreciation and amortization	58.2	13.9	15.5	14.4	14.4
Interest expense, net	15.9	3.6	3.6	4.1	4.6
Investment and other income, net	(0.9)	(0.3)	(0.4)	(0.1)	(0.1)
Income tax expense (benefit)	25.5	8.1	(3.9)	7.7	13.6
Total Non-GAAP adjustments	120.5	21.9	30.7	31.3	36.6
Adjusted EBITDA	$220.2	$55.2	$41.3	$49.4	$74.3

Tech-enabled services	$341.4	$82.9	$73.6	$80.4	$104.5
Software solutions	302.9	80.3	73.7	73.2	75.7
Print and distribution	157.7	40.2	29.2	26.4	61.9
Total net sales	$802.0	$203.4	$176.5	$180.0	$242.1

Adjusted EBITDA margin %	27.5%	27.1%	23.4%	27.4%	30.7%

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net earnings	$91.9	$15.8	$10.9	$19.2	$46.0
Adjustments
Restructuring, impairment and other charges, net	16.8	10.9	3.1	2.6	0.2
Share-based compensation expense	20.0	4.3	5.4	4.4	5.9
Accelerated rent expense	1.3	0.5	0.6	0.2	—
Loss on sale of a business	0.7	—	0.7	—	—
Disposition-related expenses	0.1	—	0.1	—	—
Gain on investments in equity securities	(7.2)	(6.7)	—	(0.5)	—
Non-income tax, net	(0.8)	(0.2)	(0.2)	(0.2)	(0.2)
Gain on sale of long-lived assets	(0.5)	(0.3)	—	—	(0.2)
COVID-19 related recoveries	(0.5)	—	(0.2)	(0.1)	(0.2)
Depreciation and amortization	48.0	12.4	12.7	11.7	11.2
Interest expense, net	11.2	3.5	3.3	2.3	2.1
Investment and other income, net	(3.0)	(0.2)	(0.2)	(2.3)	(0.3)
Income tax expense	31.6	2.4	3.1	8.0	18.1
Total Non-GAAP adjustments	117.7	26.6	28.4	26.1	36.6
Adjusted EBITDA	$209.6	$42.4	$39.3	$45.3	$82.6

Tech-enabled services	$367.6	$78.4	$68.5	$87.4	$133.3
Software solutions	279.9	70.1	68.7	69.5	71.6
Print and distribution	173.7	50.1	30.5	31.8	61.3
Total net sales	$821.2	$198.6	$167.7	$188.7	$266.2

Adjusted EBITDA margin %	25.5%	21.3%	23.4%	24.0%	31.0%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	March 31, 2024		December 31, 2023		March 31, 2023
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	80.0		—		110.5
Impact on availability related to outstanding letters of credit	1.0		1.0		—
Amount used under the Revolving Facility	81.0		1.0		110.5

Availability under the Revolving Facility	219.0		299.0		189.5

Cash and cash equivalents	43.7		23.1		28.8

Net Available Liquidity	$262.7		$322.1		$218.3

Term Loan A Facility	$125.0		$125.0		$125.0
Borrowings under the Revolving Facility	80.0		—		110.5
Unamortized debt issuance costs	(0.5)		(0.5)		(0.7)
Total debt	$204.5		$124.5		$234.8

Adjusted EBITDA for the twelve months ended March 31, 2024 and 2023, and the year ended December 31, 2023	$220.2		$207.4		$209.6

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.9	x	0.6	x	1.1	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	160.8		101.4		206.0

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.7	x	0.5	x	1.0	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. As of March 31, 2024, there were $80.0 million of borrowings outstanding under the Revolving Facility as well as $2.5 million in outstanding letters of credit and bank guarantees, of which $1.0 million of the outstanding letters of credit reduced the availability under the Revolving Facility. Based on the Company’s results of operations for the twelve months ended March 31, 2024 and existing debt, the Company would have had the ability to utilize the remaining $219.0 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.